Exhibit 99.1

Shutterstock Reports Fourth Quarter and
Full Year 2013 Financial Results

•                  Fourth quarter revenue increases 38% from prior year, to $68.0 million

•                  Full year revenue increases 39% from prior year, to $235.5 million

•                  Adjusted EBITDA of $15.4 million in fourth quarter, increase of 37%

•                  Adjusted EBITDA of $53.4 million for full year, increase of 53%

•                  Quarterly paid image downloads reach record of 28.0 million

•                  Collection exceeds 33 million images and 1.5 million video clips

•                  Number of active customer accounts surpasses 940,000

NEW YORK, NY — February 20, 2014 — Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial digital imagery, today announced financial results for the fourth quarter and full year ended December 31, 2013.

“We had a strong finish to an outstanding year,” said Founder and CEO Jon Oringer. “With our expanding overseas operations, fast-growing enterprise sales efforts and disruptive image and footage pricing plans, Shutterstock is well-positioned to continue delivering innovation and inspiration to our 55,000 contributors and nearly 1 million users worldwide.”

Operating Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(mm, except revenue per download)		(mm, except revenue per download)
Number of paid downloads	28.0	21.4	100.1	76.0
Revenue per download	$2.43	$2.30	$2.35	$2.23
Images in our collection (end of period)	32.2	23.3	32.2	23.3

Revenue

Revenue for the fourth quarter was $68.0 million, a 38% increase from $49.2 million in the fourth quarter of 2012.  Revenue for the full year was $235.5 million, a 39% increase from $169.6 million in 2012.

Net Income

Net income for the fourth quarter of 2013 was $7.9 million as compared to $29.0 million in the fourth quarter of 2012. Net income available to common shareholders/members for the fourth quarter of 2013 was $7.8 million or $0.22 per share on a fully diluted basis as compared to $28.7 million or $0.88 per share on a fully diluted basis in the fourth quarter of 2012.

Net income for the full year 2013 was $26.5 million as compared to $47.5 million in 2012.  Net income available to shareholders/common members for the full year was $26.4 million or $0.77 per share on a fully diluted basis as compared to $42.6 million or $1.79 per share on a fully diluted basis in 2012.

Both net income and net income available to common shareholders/members for the fourth quarter of 2012 and the full year of 2012 include a one-time tax benefit of $28.8 million related to the Company’s reorganization from an LLC to a C-corporation on October 5, 2012.

Non-GAAP net income for the fourth quarter of 2013 was $9.1 million as compared to $6.6 million in the fourth quarter of 2012. Non-GAAP net income for the full year 2013 was $31.0 million as compared to $28.0 million in 2012.

Non-GAAP net income excludes a one-time tax benefit related to the Company’s reorganization from an LLC to a C-corporation on October 5, 2012, non-cash equity based compensation expense and the tax benefit for deductible non-cash equity based compensation.

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter of 2013 was $15.4 million as compared to $11.3 million in the fourth quarter of 2012.  Adjusted EBITDA for the full year 2013 was $53.4 million as compared to $34.9 million in 2012.

Cash

The Company’s cash and cash equivalents and short term investments balance was $209.8 million at December 31, 2013 as compared to $102.1 million as of December 31, 2012.  The Company generated $23.9 million of cash from operations in the fourth quarter of 2013 and $56.4 million of cash from operations in the full year 2013.  On September 19, 2013, the Company sold 1,150,000 newly issued shares of common stock in conjunction with a follow-on offering.  The Company received approximately $65.0 million, after deductions for underwriters’ discounts and commissions, and for estimated offering expenses payable by the Company.

Also, during the fourth quarter, the Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment, as well as capital expenditures related to leasehold improvements for the build out of its new headquarters office location in New York City.  Total capital expenditures for the fourth quarter was $9.3 million and for the full year 2013 was $14.1 million.

Free cash flow for the fourth quarter of 2013 was $14.6 million as compared to $12.2 million in the fourth quarter of 2012.  Free cash flow for the full year 2013 was $42.3 million as compared to $41.8 million in 2012.

Financial Outlook

The Company’s current financial and operating expectations for the first quarter of 2014 and updated expectations for full year 2014 are as follows:

First Quarter 2014

•                  Revenue of $69 - $70 million

•                  Adjusted EBITDA of $12 - $13 million

•                  Non-cash equity-based compensation expense of approximately $5 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $7 million

Full Year 2014

•                  Revenue of $305 - $310 million

•                  Adjusted EBITDA of  $68 - $70 million

•                  Non-cash equity-based compensation expense of approximately $18 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $14 million

Earnings Teleconference Information

The Company will discuss its fourth quarter and full year 2013 financial results during a teleconference today, February 20, 2014, at 5:00 PM ET.  The conference call can be accessed at (877) 280-4956 or (857) 244-7313 (outside the US), conference ID# 737 569 02.  The call will also be broadcast simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available on Shutterstock’s website.  To listen to the telephone replay, call toll-free (888) 286-8010 or (617) 801-6888 (outside the

US), conference ID# 477 592 32. The telephone replay will be available from 7:00 PM ET February 20 through February 27, 2014.  Additional investor information, including a video entitled “Shutterstock: 2013 Year in Review”, can be accessed at http://investor.shutterstock.com.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation and one-time tax benefit due to a reorganization to a C-corporation; and free cash flow as cash provided by (used in) operating activities adjusted for capital expenditures and interest income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Statements of Cash Flows included below.

Historical Operating Metrics

	12/31/11	3/31/12	6/30/12	9/30/12	12/31/12	3/31/13	6/30/13	9/30/13	12/31/13
	(in millions, except revenue per download)
Number of paid downloads	16.2	17.6	18.3	18.7	21.4	22.4	24.3	25.4	28.0
Revenue per download	$2.14	$2.13	$2.22	$2.26	$2.30	$2.28	$2.33	$2.35	$2.43
Images in collection (end of period)	17.4	18.8	20.2	21.7	23.3	25.1	27.3	29.7	32.2

Non-Cash Equity Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity based compensation, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cost of revenue	$146	$219	$437	$219
Sales and marketing	431	783	1,296	783
Product development	503	1,696	1,493	1,696
General and administrative	706	4,860	2,982	7,687
Total	$1,786	$7,558	$6,208	$10,385

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cost of revenue	$8	$8	$30	$32
General and administrative	11	48	157	213
Total	$19	$56	$187	$245

Included in the accompanying financial results are expenses related to depreciation of property and equipment, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cost of revenue	$764	$411	$2,340	$1,394
General and administrative	350	284	1,343	1,001
Total	$1,114	$695	$3,683	$2,395

About Shutterstock

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations and videos to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 55,000 contributors, Shutterstock adds tens of thousands of images each week, and currently has available more than 33 million images and 1.5 million video clips.

Headquartered in New York City, with offices in Berlin, Chicago, Denver, London and San Francisco, Shutterstock has customers in more than 150 countries. The Company owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; and Skillfeed, an online marketplace for learning.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter and on Facebook.

Safe Harbor Provision

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, predictions, beliefs, hopes, intentions or strategies regarding the future.  Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability.  All forward looking statements included in this document are based upon information available to the Company as of the date hereof.  Actual events or results could differ materially from those contained in the Company’s current projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, the Company assumes no obligation to update any such forward looking statement, whether as a result of new information, future developments or otherwise.  Factors that could cause or contribute to such differences include the Company’s inability to continue to attract customers and contributors to its online marketplace for commercial digital imagery; a decrease in repeat customer purchases or in content contributed to our online marketplace; the Company’s inability to successfully operate in a new and rapidly changing market and to evaluate its future prospects; competitive factors; the Company’s inability to prevent the misuse of its imagery; assertions by third parties of infringement or other violations of intellectual property rights by the Company; the Company’s inability to increase market awareness of the Company and its services; the Company’s inability to effectively manage its growth; the Company’s inability to increase the percentage of its revenues that come from larger companies; the Company’s inability to continue expansion into international markets; various income tax and other tax liabilities; failure to respond to technological changes or upgrade the Company’s website and technology systems; failure to adequately protect the Company’s intellectual property; general economic conditions worldwide; and other factors and risks discussed under the heading “Risk Factors” in the Company’s latest Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission on November 8, 2013, and other reports filed by the Company from time to time with the Securities and Exchange Commission.  Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Shutterstock, Inc.

Consolidated Balance Sheets

(In Thousands, Except Per Share Data)

(Unaudited)

	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$155,355	$102,096
Short-term investments	54,429	—
Credit card receivables	2,083	1,373
Accounts receivable, net	6,081	1,738
Prepaid expenses and other current assets	19,809	2,008
Deferred tax assets, net	5,431	18,760
Total current assets	243,188	125,975
Property and equipment, net	20,256	5,255
Intangibles assets, net	853	1,040
Goodwill	1,423	1,423
Deferred tax assets, net	10,720	13,239
Other assets	2,048	182
Total assets	$278,488	$147,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,164	$2,606
Accrued expenses	23,638	15,606
Contributor royalties payable	9,180	6,984
Deferred revenue	52,100	37,934
Term loan facility	—	6,000
Other liabilities	2,846	161
Total current liabilities	91,928	69,291
Other non-current liabilities	3,961	889
Total liabilities	95,889	70,180

Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 35,071 and 33,513 shares outstanding as of December 31, 2013 and December 31, 2012, respectively	351	335
Additional paid-in capital	127,443	48,282
Accumulated comprehensive income	9	—
Retained earnings	54,796	28,317
Total stockholders’ equity	182,599	76,934
Total liabilities and stockholders’ equity	$278,488	$147,114

Shutterstock, Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue	$68,031	$49,157	$235,515	$169,616

Operating expenses:
Cost of revenue	26,102	18,794	90,627	64,676
Sales and marketing	16,499	12,022	56,738	45,107
Product development	6,464	5,675	21,764	16,330
General and administrative	6,473	9,709	23,063	21,651
Total operating expenses	55,538	46,200	192,192	147,764
Income from operations	12,493	2,957	43,323	21,852
Other income (expense), net	24	(49)	52	(47)
Income before income taxes	12,517	2,908	43,375	21,805
Provision (benefit) for income taxes	4,660	(26,111)	16,896	(25,738)
Net income	$7,857	$29,019	$26,479	$47,543
Less:
Preferred interest distributed	—	2,950	—	9,000
Undistributed earnings (loss) to participating stockholder/members	21	(2,668)	80	(4,086)
Net income available to common stockholders/members	$7,836	$28,737	$26,399	$42,629

Net income (loss) per basic share available to common stockholders/members:
Distributed	$—	$0.27	$—	$1.14
Undistributed	0.22	0.61	0.78	0.65
Basic	$0.22	$0.88	$0.78	$1.79

Net income (loss) per diluted share available to common stockholders/members:
Distributed	$—	$0.27	$—	$1.13
Undistributed	0.22	0.61	0.77	0.66
Diluted	$0.22	$0.88	$0.77	$1.79

Weighted average shares outstanding:
Basic	34,935,495	32,497,727	33,878,494	23,785,299
Diluted	35,619,474	32,681,570	34,426,009	23,833,223

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In Thousands, Except For Share And Per Share information)

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income	$7,857	$29,019	$26,479	$47,543
Add/(less):
(a) Depreciation and amortization	1,133	751	3,870	2,640
(b) Non-cash equity based compensation	1,786	7,558	6,208	10,385
(c) Interest (income)/expense, net	(24)	49	(52)	47
(d) Provision for income taxes	4,660	(26,111)	16,896	(25,738)
Adjusted EBITDA (1)	$15,412	$11,266	$53,401	$34,877
Adjusted EBITDA per diluted common share	$0.43	$0.34	$1.55	$1.46

Weighted average diluted shares	35,619,474	32,681,570	34,426,009	23,833,223

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income	$7,857	$29,019	$26,479	$47,543
(a) Non-cash equity based compensation	1,786	7,558	6,208	10,385
(b) Non-cash equity based compensation tax benefit	(510)	(1,136)	(1,712)	(1,136)
(c) One-time tax benefit due to reorganization to a corporation	—	(28,811)	—	(28,811)
Non-GAAP net income	$9,133	$6,630	$30,975	$27,981
Non-GAAP net income per diluted common share	$0.26	$0.20	$0.90	$1.17

Weighted average diluted shares	35,619,474	32,681,570	34,426,009	23,833,223

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$23,912	$12,646	$56,373	$45,534
Interest (expense)/income, net	24	(49)	52	(47)
Capital expenditures	(9,280)	(540)	(14,068)	(3,808)
Free cash flow	$14,608	$12,155	$42,253	$41,773

Adjusted EBITDA	$15,412	$11,266	$53,401	$34,877
Add/(less):
(a) Changes in operating assets and liabilities	10,164	6,131	4,310	15,899
(b) Provision for income taxes	(4,660)	26,111	(16,896)	25,738
(c) Deferred income taxes	762	(31,049)	15,848	(31,300)
(d) Excess tax benefit from exercise of stock options	1,885	—	(1,341)	—
(e) Provision for doubtful accounts/chargeback reserve	325	195	874	326
(f) Interest (expense)/income, net	24	(49)	52	(47)
(g) Amortization of financing fees	—	41	125	41
Net cash provided by operating activities	$23,912	$12,646	$56,373	$45,534

(1)  Earnings/(loss) before interest income/(expense), income taxes, depreciation, amortization, non-cash equity based compensation and other non-cash charges.

Media Contacts:

Meagan Kirkpatrick Shutterstock, Inc. mkirkpatrick@shutterstock.com	Denise Garcia ICR denise.garcia@icrinc.com